Exhibit 23.19

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on form S-8 of Vista Gold Corp. (the “Company”) of our report dated March 14, 2012 relating to the financial statements and effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
October 1, 2013